NEW WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

New World Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:       In accordance with Section 2-105(c) of the Maryland General Corporation Law (the “MGCL”), the Board of Directors of the Corporation (the “Board of Directors”) has increased the authorized capital stock of the corporation to 2,000,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), and increased the number of shares of each class of Common Stock as set forth herein.

SECOND:       The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

THIRD:       (a) As of immediately before the increase in authorized Common Stock, the total number of shares of stock of all classes which the Corporation had authority to issue was 1,000,000,000 shares of Common Stock, having an aggregate par value of $10,000,000. The Common Stock consisted of 21 classes, designated Class A, Class C, Class T, Class F-1, Class F-2, Class F-3, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5E, Class R-5, Class R-6, Class 529-A, Class 529-C, Class 529-E, Class 529-T, Class 529-F-1, Class 529-F-2 and Class 529-F-3 shares. The authorized shares of each such class of Common Stock consisted of the sum of (x) the outstanding shares of that class and (y) one-twenty-first (1/21) of the authorized but unissued shares of all classes of Common Stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class C, Class T, Class F-1, Class F-2, Class F-3, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5E, Class R-5, Class R-6, Class 529-A, Class 529-C, Class 529-E, Class 529-T, Class 529-F-1, Class 529-F-2 and Class 529-F-3 shares of Common Stock shall not exceed 1,000,000,000 shares.

(b) As increased, the total number of shares of stock of all classes which the Corporation has authority to issue is 2,000,000,000 shares of Common Stock, having an aggregate par value of $20,000,000. The Common Stock consists of 21 classes, designated Class A, Class C, Class T, Class F-1, Class F-2, Class F-3, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5E, Class R-5, Class R-6, Class 529-A, Class 529-C, Class 529-E, Class 529-T, Class 529-F-1, Class 529-F-2 and Class 529-F-3 shares. The authorized shares of each such class of Common Stock consists of the sum of (x) the outstanding shares of that class and (y) one-twenty-first (1/21) of the authorized but unissued shares of all classes of Common Stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class C, Class T, Class F-1, Class F-2, Class F-3, Class R-1, Class R-2, Class R-2E, Class R-3, Class R-4, Class R-5E, Class R-5, Class R-6, Class 529-A, Class 529-C, Class 529-E, Class 529-T, Class 529-F-1, Class 529-F-2 and Class 529-F-3 shares of Common Stock shall not exceed 2,000,000,000 shares, until changed by action of the Board of Directors in accordance with Sections 2-105(c) and 2-208.1 of the MGCL.

FOURTH:       These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

FIFTH:       The undersigned officer acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, New World Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and attested by its Secretary on this 14th day of June, 2022.

ATTEST	NEW WORLD FUND, INC.

/s/ Jennifer L. Butler	By: /s/ Michael W. Stockton
Jennifer L. Butler	Michael W. Stockton
Secretary	Executive Vice President